Exhibit 10.1
                                                                          Chalet

                         AGREEMENT FOR PURCHASE AND SALE


     THIS AGREEMENT, dated June 25, 2001 (the "Effective Date"), is made among Garden Chalet I L.P., a Delaware limited partnership ("Chalet I Seller") and Chalet II Associates, a Kansas general partnership ("Chalet II Seller"), each with offices at 10670 North Central Expressway, Dallas, Texas 75231 (Chalet I Seller and Chalet II Seller being collectively referred to as "Seller"), and KelCor, Inc., a Missouri corporation, with offices at 104 Armour Road, North Kansas City, Missouri 64116 ("Purchaser").

Witnesseth That Purchaser and Seller Have Agreed as Follows:


                                    ARTICLE 1
                         AGREEMENT FOR PURCHASE AND SALE

     Seller agrees to sell and cause to be conveyed to Purchaser, and Purchaser agrees to purchase, the following property (collectively, the "Project"):

     (a) The real property located in the County of Shawnee, State of Kansas, described on EXHIBIT 1.1a (the "Chalet I Land") together with the existing improvements thereon situated (together, the "Chalet I Property");

     (b) The real property located in the County of Shawnee, State of Kansas, described on EXHIBIT 1.1a (the "Chalet II Land") together with the existing improvements thereon situated (together, the "Chalet II Property")(the Chalet I Land and the Chalet II Land are collectively referred to as the "Land")(the Chalet I Property and the Chalet II Property are collectively referred to as the "Property");

     (c) The Seller's interest in any leases affecting the Property;

     (d) Seller's right, if any, to the use of the names "Chalet I Apartments" in connection with the Chalet I Property and "Chalet II Apartments" in connection with the Chalet II Property;

     (e) All fixtures and articles of personal property attached or appurtenant to or used in connection with the Property which are owned by Seller and located at the Property, free from all liens and encumbrances except those permitted by this Agreement, as described on EXHIBIT 1.1(e).


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                                    ARTICLE 2
                                 PURCHASE PRICE

     2.1 The purchase price (the "Purchase Price") for the Project is Seven Million Nine Hundred Twenty Five Thousand and 00/100 Dollars ($7,925,000.00), payable as follows:

          (a) An amount, in cash, equal to the excess of the Purchase Price above the principal balance of the Note (defined below) on the Closing Date (the "Cash Portion of the Purchase Price"), shall be paid in federal funds for immediate credit to Seller on the Closing Date, in such manner, place and account as Seller may, by prior notice, instruct.

          (b) By Purchaser's assumption of and taking the Project subject to the lien of a Multifamily Mortgage, Assignment of Rents and Security Agreement (together with any other instrument securing the hereinafter described Note, the "Chalet I Mortgage") dated September 11, 1998 made by Seller for the benefit of Eichler, Fayne & Associates whose interest has been assigned to Fannie Mae ("Lender"), securing payment of a $4,240,000 promissory note of even date therewith (the "Chalet I Note").

          (c) By Purchaser's assumption of and taking the Project subject to the lien of a Multifamily Mortgage, Assignment of Rents and Security Agreement (together with any other instrument securing the hereinafter described Note, the "Chalet II Mortgage") dated September 11, 1998 made by Seller for the benefit of Eichler, Fayne & Associates whose interest has been Lender, securing payment of a $1,600,000 promissory note of even date therewith (the "Chalet II Note")(the Chalet I Mortgage and Chalet II Mortgage being collectively referred to as the "First Mortgage")(the Chalet I Note and Chalet II Note being collectively referred to as the "Note").

     2.2 (a) Upon the execution of this Agreement, Purchaser shall deliver the sum of $60,000, to the Title Company identified in Article 5 ("Escrow Agent") to be held in escrow pursuant to the terms of this Agreement pending the Closing.

          (b) As used in this Agreement, the term "Deposit" shall mean any sums and instruments and accrued interest thereon, if any, held by Escrow Agent hereunder. If Purchaser desires to terminate this Agreement pursuant to a specific right granted to Purchaser in any section of this Agreement, Purchaser shall effect such termination by giving written notice thereof to Seller and Escrow Agent within any applicable time period provided therefore in this Agreement, and upon receipt of such notice, the Escrow Agent shall return the Deposit to Purchaser, this Agreement shall wholly cease and terminate, no party to this Agreement shall have any further claim against, or obligation to, any other party to this Agreement, and the lien, if any, of Purchaser against the Project shall automatically cease and terminate.



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                                    ARTICLE 3
                       PHYSICAL CONDITION OF PROJECT, ETC.

     3.1 Purchaser will inspect the Project during the hereinafter described Inspection Period to the extent Purchaser deems necessary in connection with the transactions contemplated by this Agreement. Purchaser acknowledges that Seller has not made and does not make and is unwilling to make any express or implied representations or warranties as to the present, past or future physical condition, income, expenses, operation, legality of occupancy or any other matter affecting or related to the Project except as specifically set forth in this Agreement. No representation, warranty or covenant made by Seller in this Agreement or any document delivered pursuant hereto shall survive the Closing except as expressly provided in this Agreement. Purchaser agrees to purchase the Project in its "AS IS" condition. Purchaser has not relied upon, and Seller is not liable or bound in any manner, by any verbal or written statements, representations, real estate brokers' "setups" or information pertaining to the Project furnished by any real estate broker, agent, employee, servant or other persons unless the same are expressly set forth in this Agreement. The delivery of the deed by Seller, and the acceptance of the deed by Purchaser, shall be deemed to be the full performance and discharge of every obligation of Seller to be performed under this Agreement prior to the Closing Date and the truth or waiver of every representation or warranty made by Seller in this Agreement or in any Exhibit attached hereto or in any document, certificate, affidavit or other instrument delivered by Seller or its agents at or in connection with the Closing, except for those warranties, representations and obligations of Seller which this Agreement expressly provides are to survive the Closing.

     3.2 Seller represents and warrants to Purchaser as follows:

          (a) Seller is a limited partnership duly formed, validly existing and in good standing in the State of Delaware and is qualified to the extent necessary in the jurisdiction in which the Project is located. Seller has full power and authority to enter into and perform this Agreement. Subject to any requirement of Board approval contained in this Agreement, the execution, delivery and performance of this Agreement by Seller has been duly and validly authorized by all necessary action on the part of Seller.

          (b) Seller has received no notice of condemnation of any part of the Property and there are no pending condemnation proceedings regarding the Property.

          (c) All leases and lease correspondence delivered in furtherance of Purchaser's inspection of the Project have been prepared and assembled in the ordinary course of business by Seller's fee manager and are believed by Seller to be true, complete and accurate.


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
          (d) The rent roll to be delivered to Purchaser by Seller during the Inspection Period (the "Rent Roll") is an accurate and complete list of all presently effective leases with tenants leasing apartment units at the Property as of the date set forth thereon.

          (e) The operating statements of the Project to be delivered by Seller to Purchaser during the Inspection Period were prepared in the ordinary course of business by Seller's fee manager, are believed by Seller to be accurate, and have been relied upon by Seller.

          (f) Seller has not received any written notice from a governmental authority wherein such authority alleges that the Property does not comply with applicable law, which violation remains uncured.

          (g) There is no litigation or arbitration or other legal or administrative suit, action, proceeding of any kind pending against or involving Seller relating to Seller's ownership of the Property or any part thereof or, to Seller's actual knowledge, threatened against Seller, that would impair Seller's ability to perform its obligations under this Agreement.

          (h) Seller is not a "foreign person" as defined in ss.1445 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder.

          (i) Seller owns fee simple title to the Property.

          (j) No tenant under a Lease has any purchase option or other interest (other than its leasehold tenancy) in the Property.

          (k) Prior to Closing, Seller (i) shall continue to lease units at the Project in accordance with its normal business practices and shall continue to operate and maintain the Project in accordance with its prior practices, (ii) shall not enter into any lease for the use or occupancy of any apartment at the Project with a term in excess of twelve (12) months, (iii) will not enter into any written or oral service contract with respect to the Property that will not be fully performed by Seller on or before the Closing Date, or that will not be cancellable by Purchaser without liability on or after the Closing Date on not more than thirty days notice, without Purchaser's prior written consent, (iv) will advise Purchaser if any governmental or legal proceeding are instituted or, to Seller's knowledge, threatened affecting the Property, (v) upon Purchaser's request, will provide Purchaser with an updated Rent Roll, (vi) shall advise Purchaser promptly upon obtaining knowledge that any representation and warranty of Seller contained herein has become untrue, and (vii) upon reasonable notice, will provide Purchaser and Purchaser's agents and representatives access to such Property at reasonable times.

          (l) During the Inspection Period, Seller shall deliver to Purchaser copies of any termite inspection reports or other information concerning termites at the Property in Seller's possession.


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
If, at any time prior to Closing, Seller shall discover that any representation or warranty contained in this Section 3.2 is, or has become, inaccurate in any material respect, Seller shall so notify Purchaser in writing (the "Correction Notice"), and Purchaser shall, as its sole remedy, have the right by notice given in writing not more than five (5) business days after receipt of the Correction Notice to terminate this Agreement and receive a refund of the Deposit.

The representations and warranties contained in this Section 3.2 shall survive Closing for a period of one year.

                                    ARTICLE 4
                         PERMITTED ENCUMBRANCES TO TITLE

     Purchaser agrees to accept title to the Property subject to the following matters (collectively, the "Permitted Encumbrances"):

          (a) Leases and tenancies affecting the Property.

          (b) Liens securing payment of all ad valorem, intangible and other real and personal property taxes, special and general assessments, school taxes, and water and sewer charges against the Property or the personal property covered by this Agreement for the tax year in which the Closing Date occurs and subsequent years, and the lien of any special taxes not entered of record against the Property on the Closing Date.

          (c) Any state of facts which an accurate survey or inspection of the Property would disclose.

          (d) Matters  approved  or deemed  approved  by  Purchaser  pursuant to
Article 5 of this Agreement.

          (e) The First Mortgage.


                                    ARTICLE 5
                       CONDITION OF TITLE, TITLE INSURANCE

     5.1 Seller shall promptly obtain from Commonwealth Land Title Insurance Company, 5949 Sherry Lane, Ste. 111, Dallas, Texas 75225 Attn: James Lazar (214-373-6100) (the "Title Company") a preliminary title report or commitment prepared by Commonwealth Land Title Insurance Company or Lawyers Title Insurance Corporation (the "Title Commitment") to issue an Owner's Policy of Title Insurance (the "Title Policy") insuring Purchaser's title to the Property


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
to be good and indefeasible in the amount of the Purchase Price, subject only to the Permitted Encumbrances and other liens and encumbrances not constituting objections to title in accordance herewith. A copy of the Title Commitment, Seller's existing survey, and the documents of record reflected in the Title Commitment shall be furnished to the attorneys for Purchaser. Within five (5) business days after Purchaser's attorney receives the Title Commitment, Purchaser shall give written notice (the "Objection Notice") to the attorneys for Seller of any conditions of title which Purchaser is not obligated to take the Property subject to pursuant to the provisions of this Agreement (the
"Objections") separately specifying and setting forth each of such Objections. Seller shall be entitled to reasonable adjournments of the Closing Date to cure the Objections. If Purchaser gives Seller an Objection Notice within the five
(5) business day period set forth above, then all matters disclosed on the Title Commitment which are not objected to in such Objection Notice shall be deemed to be Permitted Encumbrances. If Purchaser fails to give Seller an Objection Notice within the five (5) business day period set forth above, then all matters disclosed on the Title Commitment shall be deemed to be Permitted Encumbrances.

     5.2 Seller shall not be required, however, to expend any money or bring any action or proceeding or do any other thing in order to deliver the Project or title to the Property as required by this Agreement. If Seller gives Purchaser notice (the "Response Notice") that Seller is unable to convey the Project or title to the Property as required by this Agreement, Purchaser may, as its exclusive remedy, elect by written notice given to Seller within five (5) days after the Response Notice is given, either (a) to accept such title as Seller is able to convey without any reduction or abatement of the Purchase Price, or (b) to terminate this Agreement in which event the Deposit shall be returned to Purchaser.

If Purchaser fails to give notice of its election to terminate this Agreement within such five (5) day period, Purchaser shall be deemed to have waived said objections and to have elected to proceed to close the transactions contemplated by this Agreement.

     5.3 Unpaid liens for real estate and personal property taxes for years prior to the fiscal year in which the Closing Date occurs and any other matter which Seller is obligated to pay and discharge at the Closing shall not be deemed objections to title, but the amount thereof chargeable to Seller, plus interest and penalties thereon, if any, shall be deducted from the Cash Portion of the Purchase Price on the Closing Date and paid to the Title Company for the payment of such matters.

     5.4 Purchaser shall pay all costs related to the assumption of the First Mortgage, including all costs imposed by the Lender, the cost of any survey update, the cost of survey deletion and any endorsements to the Title Policy, one half of the Title Company escrow fees and all recording costs and expenses in connection with the Closing. Seller shall pay the documentary transfer tax on recording the deed, if any, the base premium of the Title Policy, and one half of the Title Company escrow fees.

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                                    ARTICLE 6
                                     CLOSING

     6.1 The consummation of the transactions described in this Agreement (the "Closing") shall occur five (5) days after the Loan Approval Date (as defined below); provided, however, that if such date falls on a Saturday, Sunday, or holiday on which banks located in the vicinity of the Property are closed, the Closing shall occur on the second business day thereafter (the "Closing Date") commencing at 10:00 A.M. local time, at the offices of the Title Company. TIME IS OF THE ESSENCE IN REGARD TO THE PERFORMANCE BY PURCHASER AND SELLER OF ALL OF THE PROVISIONS OF THIS AGREEMENT.

     6.2 Upon the parties' delivery of all required documents and instruments and Purchaser's payment of the Cash Portion of the Purchase Price and other amounts required herein, Purchaser and Seller shall prepare and sign a closing statement reflecting the adjustments and payments made and agreements in connection therewith. Seller shall deliver a copy of the closing statement and all of the aforesaid documents to the Title Company which shall do the following:

          (a) Record the deed.

          (b) Deliver to Seller and Purchaser or other appropriate party the documents and payments delivered to it as escrow holder for delivery to such party.

          (c) Pay all recording taxes and transfer fees and all filing fees reflected on the closing statement.

          (d) Issue the Title Policy


                                    ARTICLE 7
                       DOCUMENTS REQUIRED ON CLOSING DATE

     7.1 At or prior to the Closing, Seller shall execute and/or deliver the following to Purchaser:

          (a) Special Warranty Deed conveying fee simple title to Purchaser, subject only to the Permitted Encumbrances

          (b) Bill of Sale and Assignment of Leases, Warranties and Service Contracts, in form reasonably acceptable to Purchaser and Seller, pursuant to which Seller assigns and


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conveys to Purchaser (i) all personal  property covered by this Agreement,  (ii)
all service contracts and all other service agreements relating to the Project, and (iii) Seller's interest as landlord in and to all tenant leases of portions of the Property.

          (c) Plans and specifications for the Property, if in the possession of Seller or Seller's property manager, which shall be delivered to Purchaser at the Property.

          (d) A rent roll for the Property (the "Rent Roll") listing each tenant, the monthly base rent payable, lease expiration date and unapplied security deposit as of the Closing Date, certified by Seller to be true and accurate.

          (e) The originals or copies of the leases described in the Rent Roll, which shall be delivered to Purchaser at the Property.

          (f) Authority documents of Seller in form satisfactory to the Title Company.

          (g) All costs and fees required to be paid by Seller pursuant to this Agreement.

          (h) Such other documents and instruments as may be required by this Agreement or by the Title Company in order to consummate the transactions described in this Agreement.

          (i) A non foreign affidavit for Seller complying with the requirements of Internal Revenue Code Section 1445(f)(3) and the regulations promulgated thereunder.

          (j) Upon consummation of Closing and Seller's receipt of the Purchase Price, Purchaser shall be given possession of the Property.

     7.2 At or prior to the Closing, Purchaser shall execute and/or deliver the following to Seller:

          (a) The Cash Portion of the Purchase Price.

          (b) Assumption by Purchaser of Seller's obligations under the leases and service contracts from and after Closing.

          (c)  Authority  documents  of  Purchaser  satisfactory  to  the  Title
Company.

          (d) All costs and fees required to be paid by Purchaser pursuant to this Agreement.

          (e) A written notice of the acquisition of the Property by Purchaser, originally executed by Seller and Purchaser, which Seller shall transmit to all tenants and to other parties


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affected by the sale and purchase of the Property. Such notice shall be prepared by the Seller, and shall inform the addressees of the sale and transfer of the Property to Purchaser and contain appropriate instructions relating to the payment of future rentals, the giving of future notices, and other matters reasonably required by Purchaser. The said notices shall specify that unapplied security deposits under the tenant leases have been delivered to the Purchaser and that the Purchaser is responsible for the refund thereof and shall be adequate under local law to relieve Seller of all liability for return of such deposits.

          (f) Such other documents and instruments as may be required in this Agreement or by the Title Company in order to consummate the transactions described in this Agreement.


                                    ARTICLE 8
                         APPORTIONMENTS AND ADJUSTMENTS


     8.1 Seller shall be responsible for and pay all accrued expenses with respect to the Project accruing up to 11:59 P.M. on the day prior to the Closing Date (the "Adjustment Date") and shall be entitled to receive and retain all revenue from the Project accruing up to the Adjustment Date.

     8.2 On the Closing Date, the following adjustments and apportionments shall be made in cash as of the Adjustment Date:

          (a) (i) Rents for the month in which the Closing Date occurs (the "Closing Month"). If past due rents or other sums are owing by tenants for any period prior to the Closing Month (the "Rent Arrearages"), then promptly after the Closing Date Purchaser shall bill all tenants for such sums and shall use its reasonable efforts to collect all Rent Arrearages. Rents collected after Closing will be applied first to current rents due and then to Rent Arrearages. In determining the amounts required to be paid to Seller pursuant to the immediately preceding sentence, Purchaser shall not be permitted to accept any rentals or other amounts from tenants more than five (5) days in advance of the due dates therefor. If, as and when the Purchaser collects payments from a tenant on account of Rent Arrearages, Purchaser shall hold such funds as trustee for Seller and shall pay an amount equal to the Rent Arrearages to Seller within ten (10) days after Purchaser or its agent receives each such payment.

               (ii) After the Closing for a period of five months, at Seller's request Purchaser shall deliver to Seller a monthly collection report showing the sum, if any, paid by each tenant at the Property with Rent Arrearages and the unpaid balance owed by such tenant pursuant to its lease through the end of such calendar month; such collection report shall be delivered to Seller within ten (10) days after request until the earlier of: (a) five months after Closing, and (b)

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when Seller has received all Rent Arrearages. The Seller shall have the right to review and audit the Purchaser's records with respect to the Rent Arrearages payable to or collected by Purchaser.

          (b) Real estate taxes, ad valorem taxes, school taxes, assessments and personal property, intangible and use taxes, if any.

          (c) Charges under service contracts affecting the Project on the Closing Date and utility charges and deposits relating to the Project.

          (d) Income from users of vending machines and tenant services, if any. Laundry lease bonus money, decoration allowances or other non-recurring income shall not be prorated.

          (e) Accrued and unpaid interest under the First Mortgage.

     8.3 At the  Closing,  Purchaser  will  receive  a credit  against  the Cash
Portion of the Purchase Price in an amount equal to all unapplied security deposits payable to tenants under leases in effect on the Closing Date against Purchaser's receipt and indemnification therefor. Upon making such credit, Purchaser will be deemed to have received all such security deposits and shall be fully responsible for the same as if a cash amount equal to such security deposits were actually delivered to Purchaser. Prior to the Closing, Seller reserves the right to apply all security deposits as provided under the respective leases.

     8.4 At the Closing, Seller shall receive a cash credit in an amount equal to the sum of all amounts held in escrow by the holder of the First Mortgage for insurance premiums, taxes, replacements, repairs or any other matter pursuant to the terms of such First Mortgage.

     8.5 At Closing no more than 50% of the vacant units at the Property shall not be in rent- ready condition and the non-rent ready units will have operating appliances and plumbing in working order. If more than 50% of the vacant units at the Property are not in rent-ready condition at Closing, Purchaser shall receive a credit in the amount of $1,000 for each unit in excess of 50% of the vacant units at the Property that is not in rent-ready condition; provided that in no event shall the credit to Purchaser under this provision exceed $13,000. As used herein, rent-ready condition shall mean such unit is cleaned, repaired and recently painted with appliance package and plumbing in good working order in accordance with Seller's prior practices. Representatives of the Seller and Purchaser shall inspect the vacant units on the day prior to Closing to determine the number of units not in rent-ready condition.

     8.6 The provisions of this ARTICLE 8 shall survive the Closing.


                                    ARTICLE 9

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
                                    REMEDIES

     9.1 If Purchaser fails to purchase the Project pursuant to this Agreement because of Purchaser's failure to perform its obligations hereunder, then Seller shall have the right to terminate this Agreement by giving Purchaser and the Escrow Agent written notice thereof and, upon receipt of such notice, the Escrow Agent shall deliver the Deposit to Seller which shall retain the same as liquidated damages (Seller and Purchaser hereby acknowledging that the amount of damages resulting from a breach of this Agreement by Purchaser would be difficult or impossible to accurately ascertain and that Seller's damages would, in any event, be substantial and would exceed the Deposit) and upon Seller's receipt of the Deposit, this Agreement shall wholly cease and terminate, no party to this Agreement shall have any further claim, agreement, or obligation to any other party to this Agreement, and any lien of Purchaser against the Project shall automatically cease, terminate and be released.

     9.2 If the sale contemplated by this Agreement is not consummated because of Seller's failure to perform its obligations hereunder, Purchaser shall be entitled, as its exclusive remedies, to elect either (a) to terminate this Agreement and have the Deposit returned to it or (b) to enforce specific performance of Seller's obligations under this Agreement; provided, however, that Seller shall not be required to expend any money other than the amounts provided in this Agreement, or take any action other than as provided in this Agreement, in connection with such specific performance.

     9.3 The non breaching party shall also be entitled to recover against the breaching party its costs and expenses, including reasonable attorneys fees and court costs, incurred by such non breaching party in enforcing any of the its remedies hereunder.


                                   ARTICLE 10
                       DAMAGE, DESTRUCTION OR CONDEMNATION

     10.1 Seller agrees to maintain its present (or similar) policies of fire insurance covering the Project in full force and effect from the date of this Agreement through and including the Closing Date.

     10.2 If on or before the Closing Date either (a) all or a substantial part of the improvements on the Land is damaged or destroyed by fire or the elements or by any other cause, or (b) all or a substantial part of the Property is taken by condemnation or other power of eminent domain, Purchaser or Seller may, by written notice given to the other within ten (10) days after Purchaser shall have notice of the occurrence or the taking (but in no event after the Closing
Date), elect to terminate this Agreement.

     10.3 If either (a) a substantial part of the improvements on the Land is damaged or destroyed or a substantial part of the Property is taken by condemnation or other power of eminent domain but this Agreement is not canceled as provided in Section 10.2, or (b) on or before the Closing Date, an insubstantial part of the improvements on the Land is damaged or destroyed or an insubstantial part of the Property is so taken, then neither Seller nor Purchaser shall have the right to terminate this Agreement based upon such damage, destruction or taking, and on the Closing Date,

               (i) Seller shall credit the Cash Portion of the Purchase Price with an amount equal to any sums of money collected by Seller under its policies of insurance or renewals thereof insuring against the loss in question (after deducting any amount that Seller shall have paid, agreed to pay, or shall have been obligated to pay for repairs or restoration of the damage), and Seller shall assign, transfer and set over to Purchaser all of Seller's right, title and interest in and to said policies with respect to the Property and any further sums payable under said policies (provided that in no event shall the credits and insurance assigned exceed the unrepaired damage), and

               (ii) Seller shall assign, transfer and set over to Purchaser all of Seller's right, title and interest in and to any awards that may be made for any taking by condemnation or other power of eminent domain.

     10.4 For the purposes of this Article, a substantial part of the Property or the improvements on the Land shall be deemed to mean a portion having a value of $150,000 or more or which would require expenditure of $150,000 or more for repair or restoration.


                                   ARTICLE 11
                                     BROKER

     11.1 Purchaser represents and warrants to Seller that neither Purchaser nor any entity related to Purchaser has dealt with any broker or other person or entity who would be entitled to a commission or other brokerage fee from Seller in connection with the transactions described in this Agreement. Purchaser agrees to indemnify, defend and hold the Seller harmless of and from any loss, cost, damage or expense (including reasonable attorneys' fees and court costs) arising out of any inaccuracy in the representation or warranty made by Purchaser in the preceding sentence.

     11.2 Seller represents and warrants to Purchaser that neither Seller nor any entity related to Seller has dealt with any broker or other person or entity who would be entitled to a commission or other brokerage fee from Purchaser in connection with the transactions described in this Agreement. Seller shall pay a fee equal to 0.5% of the Purchase Price to The Webster Corporation if, as and when the Closing occurs and the Purchase Price is received by Seller, but not otherwise. Seller agrees to indemnify, defend and hold the Purchaser harmless of and from any loss, cost, damage or expense (including reasonable attorneys' fees and court costs) arising out of any inaccuracy in the representation or warranty made by Seller in the preceding sentences.

     11.3 Notwithstanding any other provision of this Agreement to the contrary, the provisions of this Article shall survive the Closing and any prior termination of this Agreement for any reason whatsoever.


                                   ARTICLE 12
                                     NOTICES

     Any notice given or required to be given pursuant to any provision of this Agreement shall be in writing and shall either be personally delivered or sent by a reputable commercial courier service guaranteeing overnight delivery or sent by telecopy, and shall be deemed to have been given upon receipt if personally delivered or sent by telecopy, or, upon delivery to such courier, with delivery charges prepaid, if sent by such a courier, in any case addressed as follows:

                    Purchaser:       KelCor, Inc.
                                     104 Armour Road
                                     North Kansas City, MO 64116
                                     Attn: Dave Johnson
                                     Fax: 816-221-1829
                                     Phone: 816-303-4500
                                     E-mail: smartdud98@yahoo.com

               with a copy to:       Robert B. Thomson
                                     4324 Belleview, Suite 201
                                     Kansas City, MO. 64111
                                     Fax: 816-531-6828
                                     Phone: 816-421-2835
                                     E-mail: robkclaw@aol.com

                       Seller:       Garden Chalet I L.P.
                                     Chalet II Associates
                                     1800 Valley View Lane, Ste. 300
                                     Dallas, TX  75234
                                     Attn: DeWitt Knox
                                     Fax: 469-522-4410
                                     Phone: 469-522-4403
                                     E-mail: DeWitt.Knox@bcminc.com
               with a copy to:       Cary L. Newburger, Esq.
                                     333 East 49th St., #3T
                                     New York, New York 10017
                                     Fax: 212-317-0725
                                     Phone: 212-355-3135
                                     E-mail: CNewburger@aol.com

     Either party may, by giving notice to the other in the manner set forth above, change the address to which notices shall be sent to it, provided that any such change of address shall be effective three (3) days after it is given. The attorney for each party to this Agreement may give notices on behalf of his client with the same force and effect as if such notice was given directly by such party.


                                   ARTICLE 13
                                  NO ASSIGNMENT

     Neither the rights of Purchaser hereunder, nor any portion thereof, may be assigned. provided, however, that upon not less than five (5) days' prior written notice, which notice to be effective must be accompanied by an executed instrument of assignment and assumption, Purchaser may assign all of its interest in this Agreement and the Deposit to an entity approved by the Lender in which Purchaser or its affiliates retains a controlling interest.


                                   ARTICLE 14
                                INSPECTION PERIOD

     Purchaser intends to continue its physical inspection of the Project through and including the date that is thirty (30) days after the Effective Date ("Inspection Period"), which inspection shall be at the sole cost and expense of Purchaser. Seller shall assist with such inspection, but shall not be obligated to incur any cost or expense or to furnish any information other than at the place where same is maintained in connection therewith. All information received by Purchaser relating to the Project, Seller or its affiliates shall be kept in strict confidence and used solely for the purpose of determining the advisability of proceeding with the transaction described in this Agreement. Purchaser shall have the right to terminate this Agreement if Purchaser, in its sole discretion, deems the Project or any aspect thereof, to be unsatisfactory; provided, however, that Purchaser may only exercise such right by giving Seller written notice of such termination on or before the last day of the Inspection Period.

     If Purchaser does not give Seller written notice on or before the last day of the Inspection Period of Purchaser's election to terminate this Agreement pursuant to the provisions of this Article, Purchaser shall be deemed to have irrevocably and absolutely waived its right to terminate this Agreement pursuant to the provisions of this Article and to have agreed to purchase the Project in its "AS IS" condition.


                                   ARTICLE 15
                                  MISCELLANEOUS

     15.1 This Agreement is binding upon and shall inure to the benefit of the parties hereto, their respective heirs, successors, legal representatives and permitted assigns.

     15.2 Wherever under the terms and provisions of this Agreement the time for performance falls upon a Saturday, Sunday or legal holiday, such time for performance shall be extended to the second business day thereafter.

     15.3 This Agreement may be executed in one or more counterparts, all of which when taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been executed by each of the parties hereto and delivered to each of the other parties hereto.

     15.4 The captions at the beginning of the several paragraphs, Sections and Articles are for convenience in locating the context, but are not part of the context. Unless otherwise specifically set forth in this Agreement to the contrary, all references to Exhibits contained in this Agreement refer to the Exhibits which are attached to this Agreement, all of which Exhibits are incorporated in, and made a part of, this Agreement by reference. Unless otherwise specifically set forth in this Agreement to the contrary, all references to Articles, Sections, paragraphs and clauses refer to portions of this Agreement.

     15.5 If any term or provision of this Agreement shall be held to be illegal, invalid, unenforceable or inoperative as a matter of law, the remaining terms and provisions of this Agreement shall not be affected thereby, but each such remaining term and provision shall be valid and shall remain in full force and effect.

     15.6 This Agreement and the other writings referred to in, or delivered pursuant to, this Agreement, embody the entire understanding and contract between the parties hereto with respect to the Project and supersede any and all prior agreements and understandings between the parties hereto, whether written or oral, formal or informal, with respect to the subject matter of this Agreement. This Agreement has been entered into after full investigation by each party and its professional advisors, and neither party is relying upon any statement, representation or warranty made by or on behalf of the other which is not expressly set forth in this Agreement.

     15.7 No extensions, changes, waivers, modifications or amendments to or of this Agreement, of any kind whatsoever, shall be made or claimed by Seller or Purchaser, and no notices of any extension, change, waiver, modification or amendment made or claimed by Seller or Purchaser shall have any force or effect whatsoever, unless the same is contained in a writing and is fully executed by the party against whom such matter is asserted.

     15.8 This Agreement shall be governed and interpreted in accordance with the laws of the State of Kansas.

     15.9 Each party hereto shall pay all charges specified to be paid by them pursuant to the provisions of this Agreement and their own attorney's fees in connection with the negotiation, drafting and closing of this Agreement.

     15.10 Purchaser warrants and represents to Seller that, subject to any provisions hereof to the contrary, Purchaser has full power and authority to enter into this Agreement and to perform all of Purchaser's obligations under this Agreement, and that the person executing this Agreement on Purchaser's behalf has been duly authorized and is empowered to bind Purchaser to this Agreement.

     15.11 Purchaser and Seller agree that this Agreement has been entered into solely for the benefit of Purchaser and Seller and no other person or entity, it being the intention of Purchaser and Seller that no person or entity not a party to this Agreement shall have any right or standing to (a) bring any action against Purchaser or Seller based on this Agreement, or (b) assume that any provision of this Agreement will be enforced or remain unmodified or unwaived, or (c) assert that it or he is or should be or was intended to be a beneficiary of any provision of this Agreement.

     15.12 This Agreement is subject to the written approval of the Board of Directors of Sellers' general partners. If such approval is not obtained within ten days after the Effective Date, this Agreement shall be terminated and the Deposit returned to Purchaser.


                                   ARTICLE 16
                                 LENDER CONSENT

     The parties acknowledge that the written consent to Purchaser's assumption of the Chalet I Mortgage and Chalet II Mortgage and the transfer of the Project to Purchaser (the "Consent") of the Lender is a condition to the Closing of this transaction. Purchaser shall apply for the

Consent within fourteen (14) days after the Effective Date and shall provide the Lender with such financial and other information as the Lender may reasonably request. Purchaser shall pay all review, transfer and other costs and fees of the Lender. Seller shall cooperate with Purchaser in obtaining the Consent. At Closing, Purchaser shall deliver such assumption agreements, opinion letters and other materials as Lender may require. If the Consent is not obtained on or before the date that is seventy (70) days after the Effective Date (the "Assumption Period"), then this Agreement shall be terminated and the Deposit shall be returned to Purchaser. The date upon which Lender issues the Consent is referred to as the "Loan Approval Date".

     IN WITNESS WHEREOF, the parties have executed this Agreement.

           SELLER:              Garden Chalet I L.P.

                                By: Garden National Realty, Inc.,
                                    its general partner

                                    By: /s/ Bruce A. Endendyk
                                    Name:   Bruce A. Endendyk
                                    Title:  Executive Vice President

                                Chalet II Associates,
                                a Kansas general partnership

                                By: National Operating, L.P.,
                                    its general partner

                                    By: NRLP Management Corp.
                                        its general partner

                                        By: /s/ Bruce A. Endendyk
                                        Name:   Bruce A. Endendyk
                                        Title:  Executive Vice President


           PURCHASER:           KelCor, Inc.

                                By: /s/ David L. Johnson
                                Name:   David L. Johnson
                                Title:  Vice President